May 5, 2000


Dear ProMedCo Stockholder:

         I am writing on behalf of ProMedCo Management Company's Board of Directors to invite you to attend the reconvened special meeting of our stockholders. The meeting, which was originally scheduled to be held on Monday, March 27, 2000, was adjourned and has been rescheduled to be held at 8:30 a.m. local time on Monday, May 15, 2000, at The Petroleum Club, 777 Main Street, Fort Worth, Texas.

         On February 29, 2000, we distributed proxy materials to our stockholders of record as of February 17, 2000. The materials included a proxy statement describing the proposed sale of a new issue of the Company's 6% convertible preferred stock to affiliates of Goldman, Sachs & Co. for $55 million. Press releases dated March 27, April 10, and April 17 announced three successive adjournments of the original meeting.

         The purpose of the first and second adjournments was to allow us to complete negotiations leading to an increase of our senior debt financing by $65 million, one of the conditions to the sale of the preferred stock to Goldman Sachs. Because of what we believe are unfavorable market conditions for financing throughout the healthcare services sector, we obtained commitments for only $25 million of the additional debt financing contemplated by our agreement with Goldman Sachs. In light of this circumstance and following a third adjournment, the parties agreed to modify the terms of Goldman Sach's investment in the Company. The original terms of the investment are described in detail in the original proxy statement, and the modified terms are described in the attached supplemental proxy statement. If you voted using the proxy we sent to you in February, you need not vote again if, after considering the modified terms, you do not wish to change your vote.

         Under the original terms, Goldman Sachs was to purchase 550,000 shares of the new convertible preferred stock in exchange for $39 million in cash together with subordinated notes and 1,250,000 shares of common stock that it purchased from the Company for $16 million in January 2000. Under the modified terms, Goldman Sachs will reduce the cash portion of its investment to $26.5 million and will purchase only 425,000 shares of convertible preferred stock. In addition, the Company will grant Goldman Sachs three-year warrants to purchase the additional 125,000 shares of convertible preferred stock for $12.5 million. Until December 31, 2000, we may require Goldman Sachs to purchase these shares if the Company obtains an additional $25 million of senior debt financing.

         Whereas the preferred stock was initially convertible into common stock at $3.25 per share under the original terms, under the modified terms the 425,000 shares will be initially convertible at $2.50 per share and the 125,000 shares underlying the warrants will be initially convertible at $4.00 per share. Accordingly, if the 425,000 shares are all converted, the holders will own approximately 37.0% of the Company's outstanding common stock assuming full dilution, which will increase to 41.0% if the 125,000 option shares are purchased and converted. The remaining terms of the convertible preferred stock will be substantially the same as those of the original proposal.

         Although we are disappointed that circumstances have required a reduction in the amount of the new investment, we continue to be excited about the transaction and believe that the $42.5 million equity investment, together with the increased $25 million of debt financing that is now available, will provide us with the capital needed for our continued growth through 2001. THE BOARD HAS UNANIMOUSLY APPROVED THE MODIFIED TRANSACTION AND CONTINUES TO RECOMMEND THAT YOU VOTE "FOR" THE PROPOSAL. In addition, members of senior management have agreed to vote their shares in favor of the proposal, and we sincerely hope you will continue to support it as well.

         If you have not already voted or wish to change your vote, please fill in, sign, date and mail the enclosed proxy card as soon as possible, whether or not you plan to attend the meeting.

                                   Sincerely,

                                   /s/ H. WAYNE POSEY
                                    H. Wayne Posey
                                   Chairman and Chief Executive Officer

                           ProMedCo Management Company

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                             To Be Held May 15, 2000

TO OUR STOCKHOLDERS:

        A reconvened special meeting of the stockholders of ProMedCo Management Company (the "Company") will be held at 8:30 a.m. local time on Monday, May 15, 2000, at The Petroleum Club, 777 Main Street, Fort Worth, Texas 76102 for the following purposes:

1. to approve the issuance and sale of 425,000 shares of the Company's Series A Convertible Preferred Stock, par value $0.01 per share ("Series A Preferred Stock"), to affiliates of Goldman, Sachs & Co. (the "Investors") for $42.5 million; the issuance to the Investors of warrants to purchase 125,000 shares of the Company's Series B Convertible Preferred Stock, par value $0.01 per share ("Series B Preferred Stock") for $12.5 million; the issuance and sale of the Series B Preferred Stock upon exercise of the warrants; the issuance and sale of the shares of the Company's Common Stock, par value $0.01 per share, issuable upon conversion of the Series A Preferred Stock and Series B Preferred Stock; and the adoption of the Amended Securities Purchase Agreement pursuant to which the issuance and sale are being made; and

2. to transact such other business as may properly come before the meeting or any adjournments thereof.

        Holders of record of the Company's Common Stock at the close of business on February 17, 2000 are entitled to vote at the meeting and at any adjournments thereof.

        STOCKHOLDERS WHO VOTED BY USING THE ORIGINAL PROXY CARD DISTRIBUTED BY THE COMPANY IN FEBRUARY DO NOT NEED TO VOTE AGAIN. Stockholders who have not already voted or who wish to change their vote before the special meeting is reconvened on May 15, 2000, should complete, date and sign the enclosed proxy card and return it promptly in the enclosed envelope provided for your convenience. Any stockholder present at the meeting may revoke his or her proxy and vote personally on all matters brought before the meeting.

                                       By Order of the Board of Directors,


                                       Deborah A. Johnson
                                       Secretary

Fort Worth, Texas
May 5, 2000

                         ProMedCo Management Company

                        801 Cherry Street, Suite 1450
                           Fort Worth, Texas 76102

                               (817) 335-5035

                        SUPPLEMENTAL PROXY STATEMENT
                             FOR THE RECONVENED

                       SPECIAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 15, 2000

         This Supplemental Proxy Statement is furnished to the holders of the Common Stock of ProMedCo Management Company (the "Company") in connection with the solicitation on behalf of the Board of Directors of the Company (the "Board") of proxies to be used in voting at the reconvened special meeting of stockholders to be held at 8:30 a.m. local time on Monday, May 15, 2000, at The Petroleum Club, 777 Main Street, Fort Worth, Texas 76102 and any adjournments thereof.

         At this important meeting, you will be asked to approve the issuance and sale of 425,000 shares of the Company's Series A Convertible Preferred Stock (the "Series A Preferred Stock") to four affiliates of Goldman, Sachs & Co. (the "Investors") for $42.5 million, the issuance to the Investors of warrants to purchase 125,000 shares of the Company's Series B Convertible Preferred Stock (the "Series B Preferred Stock" and, together with the Series A Preferred Stock, the "Preferred Stock") for $12.5 million, the issuance and sale of the Company's Common Stock issuable upon conversion of the Preferred Stock, and the adoption of the Amended Securities Purchase Agreement (the "Amended Purchase Agreement") pursuant to which the issuance and sale are being made (the "Modified Proposal").

The Original Transaction

         On January 13, 2000, the Company entered into a Securities Purchase Agreement (the "Original Purchase Agreement") with the Investors and, pursuant thereto, issued and sold to the Investors, at the initial closing, $16.0 million principal amount of the Company's Senior Subordinated Notes due January 13, 2005 (the "Notes") and 1,250,000 shares of Common Stock (the "GS Shares") for aggregate cash consideration of $16.0 million. Stockholder approval was not required for that transaction. The Original Purchase Agreement provided that, subject to the approval of the Company's stockholders and certain other conditions, the Company would, at a second closing, issue to the Investors, and the Investors would purchase from the Company, 550,000 shares of Series A Preferred Stock in exchange for the Notes, the GS Shares and $39.0 million cash, or aggregate consideration of $55.0 million. One of the conditions was that the Company obtain $65.0 million of additional senior debt financing under its bank credit facility or similar debt financing.

         As a result of what it believes are unfavorable market conditions for financing throughout the healthcare services sector, the Company was able to obtain commitments for only $25.0 million of additional debt financing. In light of the Company's inability to satisfy this condition, the parties agreed to modify the terms of the investment by the Investors in the Company.

The Modified Transaction

         On May 5, 2000, the Company and the Investors entered into the Amended Purchase Agreement. The Amended Purchase Agreement modifies the transaction contemplated by the Original Purchase Agreement in the following material respects:

o rather than purchasing 550,000 shares of Series A Preferred Stock in exchange for the Notes, the GS Shares and $39.0 million at the second closing, the Investors will purchase only 425,000 shares of Series A Preferred Stock in exchange for the Notes, the GS Shares and $26.5 million, or aggregate consideration of $42.5 million;

o the initial conversion price of the Series A Preferred Stock will be $2.50 per share rather than $3.25 per share;

o as a condition to the second closing, the Company must obtain $25.0 million, rather than $65.0 million, of additional senior debt financing;

o the Company will grant the Investors warrants, expiring on the third anniversary of the second closing, to purchase 125,000 shares of Series B Preferred Stock for $12.5 million;

o the initial conversion price of the Series B Preferred Stock will be $4.00 per share; and

o until December 31, 2000, the Company will, to the extent it is able to further increase its senior debt financing, have the right, subject to certain conditions, to require the Investors to purchase $2.5 million of the Series B Preferred Stock for each $5.0 million of increased debt financing obtained, or the entire $12.5 million if it further increases its debt financing by $25.0 million.

         Under the original transaction, if all of the Preferred Stock had been converted (based on the initial conversion price), the Investors would have owned approximately 36.4% of the Company's outstanding Common Stock, assuming the exercise or conversion of all options, warrants and other convertible securities that will be outstanding immediately after the second closing, or 44.4% assuming no exercise or conversion. Under the modified transaction, if all of the Series A Preferred Stock is converted (based on the initial conversion price), the Investors will own approximately 37.0% of the outstanding Common Stock assuming full exercise and conversion, or 45.0% assuming no exercise or conversion. If all the Series B Preferred Stock is purchased and converted (based on the initial conversion price), the Investors' ownership will increase to 41.0% assuming full exercise and conversion, or 49.0% assuming no exercise or conversion. As with the original proposal, holders of the Preferred Stock will be entitled to vote, together with the holders of the Common Stock, on all matters submitted to a vote of stockholders on the same basis as if the Preferred Stock had been converted into Common Stock.

Voting on the Modified Proposal

         In addition to this supplement, there is enclosed another proxy card. Stockholders who have already voted by using the proxy card included with the original proxy statement need not vote again. Votes in favor of the Proposal will be deemed to be in favor of the Modified Proposal. However, stockholders who have not already voted or who wish to change their vote before the special meeting is reconvened on May 15 should use the enclosed proxy card. Your Board unanimously recommends that you vote "FOR" the Modified Proposal at the reconvened special meeting. Any stockholder who executes a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date. A proxy also may be revoked by any stockholder present at the meeting who expresses a desire to vote his or her shares in person.

         All shares represented by valid proxies received pursuant to this or the original solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the shares will be voted in favor of the Modified Proposal.

         Only holders of Common Stock of record at the close of business on February 17, 2000 (the "Record Date") are entitled to vote at the meeting. On the Record Date, there were 22,479,239 shares of Common Stock outstanding, of which each share is entitled to one vote on any matter to be voted upon at the meeting or any adjournments thereof. A majority of the outstanding shares must be represented at the meeting, in person or by proxy, to constitute a quorum for holding the meeting. Approval of the Modified Proposal requires the affirmative vote of a majority of the votes cast.

         THE BOARD HAS UNANIMOUSLY APPROVED THE TRANSACTION AND RECOMMENDS THAT YOU VOTE "FOR" APPROVAL AND ADOPTION OF THE MODIFIED PROPOSAL.

         The Notice of Special Meeting of Stockholders, this Supplemental Proxy Statement and the accompanying proxy are being mailed to stockholders on or about May 5, 2000.

[card front]
            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

             STOCKHOLDERS WHO HAVE ALREADY SUBMITTED PROXIES AND WHO
            DO NOT WISH TO CHANGE THEIR VOTE NEED NOT SUBMIT THIS PROXY

PROMEDCO MANAGEMENT COMPANY -- COMMON STOCK PROXY -- for the Reconvened Special Meeting of Stockholders at 8:30 a.m. local time on Monday, May 15, 2000, at The Petroleum Club located at 777 Main Street, Fort Worth, Texas 76102.

    The undersigned hereby appoints H. Wayne Posey and Deborah A. Johnson, or either of them, with full power of substitution, as Proxies to represent and vote all of the shares of Common Stock of ProMedCo Management Company held of record by the undersigned at the above-stated Special Meeting, and any adjournments thereof, upon the matter set forth in the Notice of Special Meeting of Stockholders and Proxy Statement dated February 24, 2000 and Supplemental Proxy Statement dated May 5, 2000, as follows:

1. TO APPROVE THE ISSUANCE AND SALE OF 425,000 SHARES OF THE COMPANY'S SERIES A CONVERTIBLE PREFERRED STOCK, PAR VALUE $0.01 PER SHARE ("SERIES A PREFERRED STOCK"), TO AFFILIATES OF GOLDMAN, SACHS & CO. (THE "INVESTORS") FOR $42.5 MILLION; THE ISSUANCE TO THE INVESTORS OF WARRANTS TO PURCHASE 125,000 SHARES OF THE COMPANY'S SERIES B CONVERTIBLE PREFERRED STOCK, PAR VALUE $0.01 PER SHARE ("SERIES B PREFERRED STOCK") FOR $12.5 MILLION; THE ISSUANCE AND SALE OF THE SERIES B PREFERRED STOCK UPON EXERCISE OF THE WARRANTS; THE ISSUANCE AND SALE OF THE SHARES OF THE COMPANY'S COMMON STOCK, PAR VALUE $0.01 PER SHARE, ISSUABLE UPON CONVERSION OF THE SERIES A PREFERRED STOCK AND SERIES B PREFERRED STOCK; AND THE ADOPTION OF THE AMENDED SECURITIES PURCHASE AGREEMENT PURSUANT TO WHICH THE ISSUANCE AND SALE ARE BEING MADE; AND


___ FOR                       ___ AGAINST             ____ ABSTAIN


2. TO TAKE ANY ACTION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS THEREOF


The Board of Directors recommends a vote FOR Proposal 1.

This proxy, when properly executed, will be voted as specified. If no specification is made, it will be voted for Proposal 1, and in the discretion of the Proxy or Proxies on any other business that may properly come before the Special Meeting or any adjournments thereof.

[card reverse]

Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this proxy. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title.

MARK HERE IF YOU PLAN TO ATTEND THE SPECIAL MEETING
MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW




Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked. Receipt of the Notice of the Reconvened 2000 Special Meeting and Supplemental Proxy Statement is hereby acknowledged. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE                       DATE             SIGNATURE                DATE